                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                       Date of Report: October 10, 2002

                     Medical Technology and Innovations Inc.
                     ---------------------------------------
               (Exact Name of Registrant as Specified in Charter)

    Florida                        33-27610-A                    65-2954561
    -------                        ----------                    ----------
(State or Other             (Commission File Number)           (IRS Employer
Jurisdiction of                                              Identification No.)
 Incorporation)
                               80 Abbeyville Road
                          Lancaster Pennsylvania 17603
               (Address of principal executive offices) (Zip code)

        Registrant's telephone number, including area code: 717-393-8000

                                 NOT APPLICABLE
                                 --------------
          (Former Name or Former Address, if Changed Since Last Report)

Item 1. Changes In Control Of Registrant

Not Applicable.

Item 2. Acquisition Or Disposition Of Assets

     On August 30, 2002, the Company's Board of Directors unanimously approved an Agreement in Lieu of Foreclosure ("Agreement") between (a) the Company and its subsidiaries as Debtors and (b) Polycrest Holdings, Inc. as Creditor. The
Boards of Directors of each of the Company's subsidiaries likewise approved the
Agreement.
     The Agreement provided that the transaction would not close unless certain conditions were satisfied, including the receipt by the Company of a fairness opinion from an independent accounting firm that concluded that the Agreement was fair to the Company and to its shareholders. The Company has received the fairness opinion and has closed the transaction.
     The fairness opinion concluded that the Company and its subsidiaries had a negative net asset value and that, therefore, the transaction transferring a substantial part of the assets in return for the release of security interests and the assumption of a substantial part of the liabilities while leaving substantial assets in the Company would be fair from a financial point of view to the Company and to its shareholders.
     The Agreement transferred the assets of the Company and its subsidiaries to
Polycrest Holdings, Inc., except for (a) certain technology that was retained by the Company, part of which it licensed to Polycrest Holdings, Inc. in return for royalties from the sale of IVD products, and (b) the Company's contingent asset related to the anticipated settlement, award or judgment in the Company's litigation against LensCrafters, Inc. and Luxottica Group S.p.A., currently pending in United States District Court, Middle District of Pennsylvania. The
first part of this case is against LensCrafters, Inc. and is proceeding in the arbitration phase. This contingent asset is subject to payment of attorney's fees and a fee for managing the case and advancing the costs and expenses incurred in the litigation.
     The Agreement transferred the liabilities of the Company and its subsidiaries to Polycrest Holdings, Inc., including contingent liabilities related to litigation matters. The Company retained certain contingent liabilities, the Company's lease of its headquarters building and its employment agreement with the Chairman and Chief Executive Officer.
     The Agreement released the Company and its subsidiaries from  all liabilities related to funds and services that had been advanced by the Chairman and Chief Executive Officer and parties related to him as well as the security agreements that covered those liabilities.
     The Chairman and Chief Executive Officer and parties related to him had loaned money to the Company and had advanced funds and services for the benefit of the Company and its subsidiaries, beginning with the loan of $1,000,000 on
January 21, 2000. The Board of Directors had authorized the Company to obtain the loan and the advances and to enter into security agreements, dated August 7,
2002, to secure the advances. The security agreements related back to all advances of funds and services that were provided to the Company and its subsidiaries before that date but did not include the loan of January 21, 2000, which had been paid off in part.
     All creditor rights relating to the advances and to the security agreements were assigned to Polycrest Holdings, Inc. in agreements dated August 30, 2002.
Polycrest Holdings, Inc. is owned in part by the Chairman and Chief Executive
Officer. Included in those creditor rights was the right to foreclose on the assets of the Company and its subsidiaries in the event of the Company's failure to repay the advances.
     Because of the Company's inability to repay the advances, Polycrest
Holdings, Inc. was entitled to foreclose on the assets of the Company and its subsidiaries but instead settled the potential foreclosure actions by entering into the Agreement. The date of the Agreement is September 6, 2002 to reflect the onset of the closing process, which was completed over the following thirty days.

Item 3. Bankruptcy or Receivership

Not Applicable

Item 4. Changes in Registrant's Certifying Accountant

Not Applicable.

Item 5. Other Events and Regulation FD Disclosure

Not Applicable

Item 6. Resignations of Registrant's Directors.

On September 1, 2002, the Company accepted the resignation of one of its
Directors, Matthew Crimmins.

Item 7. Financial Statements, Pro Forma Financial Information And Exhibits

Exhibit 10: Agreement in Lieu of Foreclosure and Fairness Opinion Cover Letter

Item 8. Change In Fiscal Year.

Not Applicable.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                    Medical Technology and Innovations Inc.
                                  (Registrant)

/s/ Jeremy P. Feakins
Jeremy P. Feakins, Chief Executive Officer

Date: October 15, 2002

                                  CERTIFICATION

I, Jeremy P. Feakins, am the Chairman and Chief Executive Officer of Medical
Technology and Innovations, Inc. (the "Company"). The Company does not presently employ a Chief Financial Officer or equivalent.

I certify that this report fully complies with the requirements of Section 13(a)
or 15(d) of the Securities Exchange Act of 1934 and that the information contained in this report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the period covered by the Report.

This statement is authorized to be attached as an exhibit to the Report so that this statement will accompany the Report at such time as the Report is filed with the Securities and Exchange Commission, pursuant to Section 906 of the
Sarbanes-Oxley Act of 2002. It is not intended that this statement be deemed to be filed for purposes of the Securities Act of 1934, as amended.

Signed: /s/ Jeremy P. Feakins
Chief Executive Officer, Medical Technology and Innovations, Inc.